News Release For Further Information: Sarah Miller, 248.559.0840 ir@cnfrh.com For Immediate Release Conifer Holdings Reports 2016 Fourth Quarter and Year End Financial Results Company to Host Conference Call at 8:30 AM ET on Thursday, March 2, 2017 Birmingham, MI, March 1, 2017 - Conifer Holdings, Inc. (Nasdaq: CNFR) (“Conifer” or the “Company”) today announced results for the fourth quarter and year ended December 31, 2016. Fourth Quarter 2016 Highlights (all comparisons to prior year period) • Gross written premiums increased 24.0% to $31.3 million • Net earned premiums increased 26.9% to $24.5 million • Combined ratio was 118.7%, compared to 113.3% in the prior year period and 107.9% in the third quarter of 2016; largely due to reserve strengthening on prior claims • Net loss of $4.4 million, or $0.58 per diluted share Annual 2016 Highlights (all comparisons to prior year)  Gross written premiums increased 22.6% to $114.9 million  Net earned premiums increased 34.2% to $89.6 million  Combined ratio was 112.2% for the year ended December 31, 2016, compared to 102.1% in the prior year  Net loss of $8.4 million, or $1.11 per diluted share  Book value per share of $8.88 at December 31, 2016, compared to $10.11 at December 31, 2015 Management Comments James Petcoff, Chairman and CEO, commented, “Largely as a result of the underwriting initiatives we began in the latter half of 2015, Conifer achieved strong top line organic growth throughout 2016 with premiums up roughly 23% on the year. Our growth was led by Conifer’s core commercial insurance products which encompass all major lines of business as we grew our specialty premiums to all 50 states.”

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March 1, 2017
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Mr. Petcoff continued, "Throughout 2016, Conifer focused on growing our lines of business that produced the best underwriting results. Our core commercial lines performed well, with a 98% combined ratio for the year. However, the overall underwriting performance, was affected mainly by unfavorable loss trends in the homeowner's lines of business in Florida, and much like the P&C industry at large in our commercial auto business. As a result, Conifer took a conservative approach to reserving in the fourth quarter, which impacted short-term operating results, but positioned the Company for a return to profitability in 2017. The Company began to benefit from a number of policy adjustments and rate increases implemented in 2016, but understands that the full impact of these positive changes will continue over the next 12 months."

2016 Fourth Quarter and Year End Financial Results Overview

	At and for the Three Months Ended December 31,			At and for the Year Ended December 31,		
	2016	2015	% Change	2016	2015	% Change
	(dollars in thousands, except share and per share amounts)					
Gross written premiums	$ 31,308	$ 25,245	24.0%	$ 114,923	$ 93,750	22.6%
Net written premiums	27,069	21,467	26.1%	99,929	79,674	25.4%
Net earned premiums	24,463	19,274	26.9%	89,627	66,765	34.2%
Net investment income	548	442	24.0%	2,173	1,902	14.2%
Net realized investment gains	761	47	**	1,365	285	**
Other gains (losses)	(400)	-	**	(400)	104	**
Net income (loss)	(4,421)	(2,304)	**	(8,437)	(17)	**
Net income (loss) attributable to Conifer	(4,421)	(2,304)	**	(8,437)	64	**
Net income (loss) allocable to common shareholders	(4,421)	(2,304)	**	(8,437)	(476)	**
Net income (loss) per share, diluted	$ (0.58)	$ (0.30)		$ (1.11)	$ (0.09)	
Adjusted operating income allocable to common shareholders*	(4,279)	(2,351)	**	(9,549)	(865)	**
Adjusted operating income (loss) per share, diluted*	$ (0.56)	$ (0.31)		$ (1.26)	$ (0.16)	
Book value per common share outstanding	$ 8.88	$ 10.11		$ 8.88	$ 10.11	
Weighted average shares outstanding, basic and diluted	7,632,390	7,644,492		7,618,588	5,369,960	
Underwriting ratios:						
Loss ratio (1)	73.4%	59.2%		65.0%	56.8%	
Expense ratio (2)	45.3%	54.1%		47.2%	45.3%	
Combined ratio (3)	118.7%	113.3%		112.2%	102.1%	

* The "Definitions of Non-GAAP Measures" section of this release defines and reconciles data that are not based on generally accepted accounting principles.

** Percentage is not meaningful

(1) The loss ratio is the ratio, expressed as a percentage, of net losses and loss adjustment expenses to net earned premiums and other income.

(2) The expense ratio is the ratio, expressed as a percentage, of policy acquisition costs and operating expenses to net earned premiums and other income.

(3) The combined ratio is the sum of the loss ratio and the expense ratio. A combined ratio under 100% indicates an underwriting profit. A combined ratio over 100% indicates an underwriting loss.

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March 1, 2017
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Fourth Quarter 2016 Premiums

Gross Written Premiums

Gross written premiums increased 24.0% in the fourth quarter of 2016 to $31.3 million, compared to $25.2 million in the prior year period, largely due to strong growth in the Company's specialty commercial lines business, partially offset by a decline in the growth of the personal lines business as wind-exposed homeowners premiums decreased.

Gross written premiums increased 22.6% for the year ended December 31, 2016 compared to 2015, largely driven by a 29.4% increase in Conifer's commercial lines business.

Net Earned Premiums

Net earned premiums increased 26.9% to $24.5 million for the fourth quarter of 2016, compared to $19.3 million for the prior year period. Net earned premiums for the year ended December 31, 2016 increased 34.2%, largely due to the increase in gross written premiums.

Commercial Lines Operational Review

Commercial Lines Financial Review

	Three Months Ended December 31,			Year Ended December 31,		
	2016	2015	% Change	2016	2015	% Change
	(dollars in thousands)					
Gross written premiums	$ 25,517	$ 17,475	46.0%	$ 88,242	$ 68,197	29.4%
Net written premiums	22,671	14,994	51.2%	78,439	58,157	34.9%
Net earned premiums	19,394	14,808	31.0%	68,921	48,586	41.9%
Underwriting ratios:						
Loss ratio	76.4%	53.2%		61.2%	51.8%	
Expense ratio	34.2%	39.3%		36.5%	34.0%	
Combined ratio	110.6%	92.5%		97.7%	85.8%	
Contribution to combined ratio from net (favorable) adverse prior year development	19.9%	4.3%		9.8%	0.7%	
Accident year combined ratio (1)	90.7%	88.2%		87.9%	85.1%	

(1) The accident year combined ratio is the sum of the loss ratio and the expense ratio, less changes in net ultimate loss estimates from prior accident year loss reserves. The accident year combined ratio provides management with an assessment of the specific policy year's profitability and assists management in their evaluation of product pricing levels and quality of business written.

The Company's commercial lines of business, which represented 82% of total gross written premiums in the fourth quarter of 2016, primarily consists of property, liability, automobile and other miscellaneous coverage offered to owner-operated small and mid-sized businesses, professional organizations and hospitality businesses such as restaurants, bars and taverns.

Commercial lines gross written premiums grew by 46.0% to $25.5 million in the fourth quarter of 2016. The majority of this growth came largely from expansion in the hospitality and security guard product lines.

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March 1, 2017
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For the year ended December 31, 2016, commercial lines gross written premiums grew by 29.4% to $88.2 million.

As a result of the reserve strengthening in the commercial auto line, coupled with increases in operating costs not yet offset by the Company's continued progression to efficient operating scale, the commercial lines combined ratio was 110.6% in the fourth quarter of 2016 compared to 92.5% in the prior year period. Excluding the contribution to the combined ratio from prior year adverse development, the accident year combined ratio on commercial lines, for the quarter, was 90.7%.

For the year ended December 31, 2016, commercial lines combined ratio was 97.7%, compared to 85.8% in the prior year.

Personal Lines Operational Review

Personal Lines Financial Review

	Three Months Ended December 31,			Year Ended December 31,		
	2016	2015	% Change	2016	2015	% Change
			(dollars in thousands)			
Gross written premiums	$ 5,789	$ 7,770	-25.5%	$ 26,681	$ 25,553	4.4%
Net written premiums	4,397	6,473	-32.1%	21,490	21,517	-0.1%
Net earned premiums	5,096	4,466	14.1%	20,706	18,179	13.9%
Underwriting ratios:						
Loss ratio	62.7%	78.8%		77.9%	70.5%	
Expense ratio	50.4%	65.4%		45.3%	40.4%	
Combined ratio	113.1%	144.2%		123.2%	110.9%	
Contribution to combined ratio from net (favorable) adverse prior year development	12.5%	15.1%		16.1%	5.9%	
Accident year combined ratio	100.6%	129.1%		107.1%	105.0%	

Personal lines, which consist of low-value dwelling and wind-exposed homeowners insurance, represented 18% of total gross written premiums for the fourth quarter of 2016. Personal lines gross written premiums decreased 25.5% to $5.8 million in the fourth quarter of 2016 compared to the prior year period. This was mainly due to a 42.9% decline in wind-exposed homeowners premiums due to the exiting of one Texas program and a reduction in Florida homeowners premiums. Conifer's low-value dwelling and other wind-exposed homeowners products grew by 23.4% during the fourth quarter of 2016.

For the year ended December 31, 2016, personal lines gross written premiums increased 4.4% from the prior year. This was largely driven by a 38.2% increase in the Company's low-value dwelling programs, partially offset by lower premiums in the wind-exposed homeowners programs.

Conifer Holdings, Inc. Page 5 March 1, 2017 During the fourth quarter of 2016, the Company increased its reserves in its Florida homeowners business, which contributed to a personal lines loss ratio for the quarter of 62.7%. The Company has reduced exposure, ceased seeking additional growth in this market and has begun to examine potential strategic options for the Florida homeowners business. The Company’s personal lines expense ratio has continued to improve throughout the year, as the corresponding higher gross written premiums have begun to balance additional expenses related to the expansion of its underwriting teams in the second half of 2015. The Company expects to see consistent declines in the coming year due to the infrastructure investments already in place. The Company reported a quarter to date combined ratio in personal lines of 113.1%, compared to 144.2% in the prior year period. For the year ended December 31, 2016, the Company’s personal lines combined ratio was 123.2%, compared to 110.9% in the prior year. Combined Ratio Analysis Combined Ratio The Company's combined ratio was 118.7% for the three months ended December 31, 2016, compared to 113.3% for the same period in 2015, and 112.2% for the year ended December 31, 2016 compared to 102.1% in the prior year. Excluding additional reserve strengthening, the quarter to date accident year combined ratio was 100.4%, compared to 106.4% in the prior year period. For the year ended December 31, 2016, the accident year combined ratio was 100.9%, compared to 100.0% in the prior year.  Loss Ratio: The Company's loss ratio was impacted by increased reserves in the Florida homeowners, commercial auto and other commercial liability lines of business. The Company continues to tighten underwriting guidelines, increase rates, and selectively write in the most profitable geographies, particularly in commercial auto. For the fourth quarter of 2016, the Company’s loss ratio was 73.4%, compared to 59.2% in the prior year period. For the year, the Company’s loss ratio was 65.0% compared to 56.8% the prior year. 2016 2015 2016 2015 Underwriting ratios: Loss ratio 73.4% 59.2% 65.0% 56.8% Ex ense ratio 45.3% 54.1% 47.2% 45.3% Combined ratio 118.7% 113.3% 112.2% 102.1% adverse prior year development 18.3% 6.9% 11.3% 2.1% Accident year combined ratio 100.4% 106.4% 100.9% 100.0% Three Months Ended December 31, Year Ended December 31, (dollars in thousands) Contribution to combined ratio from net (favorable)

Conifer Holdings, Inc. Page 6 March 1, 2017  Expense Ratio: The expense ratio was 45.3% for the fourth quarter of 2016, compared to 54.1% in the prior year period, marking the fourth consecutive quarter over quarter improvement as the Company began to leverage the infrastructure investments necessary to support the Company’s continued growth rate. The 2016 fourth quarter expense ratio resulted in a 1.0 percentage point improvement from the 46.3% expense ratio reported for the third quarter of 2016. The Company believes this ratio will continue to decline over time as the Company grows to efficient operating scale.  For the year ended December 31, 2016, the Company’s expense ratio was 47.2% compared to 45.3% (inclusive of quota-share impact ) in the prior year. The table below details the impact of the reserve strengthening on the Company’s loss ratio: Net Income (Loss) Allocable to Common Shareholders In the fourth quarter of 2016, the Company reported a net loss of $4.4 million, or $0.58 per diluted share based on 7.6 million weighted average common diluted shares outstanding, compared to net loss of $2.3 million, or $0.30 per diluted share, based on 7.6 million weighted average common diluted shares outstanding in the prior year period. For the year ended December 31, 2016, the Company reported a net loss of $8.4 million, or $1.11 per diluted share based on 7.6 million weighted average common diluted shares outstanding, compared to net loss of $476,000, or $0.09 per diluted share, based on 5.4 million weighted average common diluted shares outstanding in the prior year period. Adjusted Operating Income (Loss) The Company defines adjusted operating income (loss), a non-GAAP measure, as net income (loss) allocable to common shareholders excluding net realized investment gains and losses, and other gains and losses, after tax. In the fourth quarter of 2016, the Company reported an adjusted operating loss of $4.3 million, or $0.56 per share, compared to adjusted operating loss of $2.4 million, or $0.31 per share, for the same period in 2015. 2016 2015 2016 2015 Loss ratio 73.4% 59.2% 65.0% 56.8% Less loss ratio impact from: Florida homeowners reserve strengthening 1.2% 0.0% 2.9% 0.0% Commercial automobile reserve strengthening 2.5% 0.7% 2.9% 1.2% Commercial liability reserve development 14.9% 2.4% 4.0% 0.0% Personal automobile; in run-off 1.0% 3.4% 0.8% 1.7% Other net reserve (favorable) development -1.3% 0.2% 0.7% -0.7% Accident year loss ratio 55.1% 52.3% 53.7% 54.7% Three Months Ended December 31, Year Ended December 31,

Conifer Holdings, Inc. Page 7 March 1, 2017 For the year ended December 31, 2016, the Company reported an adjusted operating loss of $9.6 million, or $1.26 per share, compared to an adjusted operating loss of $865,000, or $0.16 per share, in the prior year. Balance Sheet/Investment Overview The Company maintains a prudent investment approach with 97% of the portfolio invested in fixed- income securities (with an average credit quality of AA) and short-term investments. Only 3% of the portfolio is invested in equities. Outlook for 2017 Mr. Petcoff concluded, “Our goal for 2017 is to build upon the growth in gross written premiums in core markets where Conifer’s underwriting teams have historically produced favorable underwriting results. The shift in strategy regarding the Florida homeowners business created challenges throughout 2016 in the form of adverse development and an elevated expense ratio due to an infrastructure build out in advance of premiums that ultimately were not in the best interest of our Company or its shareholders. We have identified and isolated any problematic lines and our entire team has worked diligently to better position the Company for sustained, profitable growth in 2017.” December 31, December 31, 2016 2015 Cash and invested assets 141,023$ 130,427$ Reinsurance recoverables on paid and unpaid losses 7,498 7,044 Goodwill and intangible assets 1,007 1,427 Total assets 203,701 177,927 Unpaid losses and loss adjustment expenses 54,651 35,422 Unearned premiums 58,126 47,916 Senior debt 17,750 12,750 Total liabilities 135,907 100,665 Total shareholders' equity 67,794 77,262 Net written premium-to-statutory capital and surplus ratio 1.6 1.1 Debt-to-total capitalization ratio 0.2 0.1 Average tax-equivalent book yield 2.2 2.1 Average fixed maturity duration 3.2 3.1 (dollars in thousands) (Unaudited)

Conifer Holdings, Inc. Page 8 March 1, 2017 Earnings Conference Call The Company will hold a conference call/webcast on Thursday, March 2, 2017 at 8:30 a.m. ET to discuss results for the fourth quarter and year ended December 31, 2016. Investors, analysts, employees and the general public are invited to listen to the conference call via: Webcast: On the Event Calendar at IR.CNFRH.com Conference Call: 844-868-8843 (domestic) or 412-317-6589 (international) The webcast will be archived on the Conifer Holdings website and available for replay for at least one year. About the Company Conifer Holdings, Inc. is a Michigan-based insurance holding company formed in 2009. Through its subsidiaries, Conifer offers insurance coverage in both specialty commercial and specialty personal product lines marketing through independent agents in all 50 states. The Company completed its initial public offering in August 2015 and is traded on the Nasdaq Global Market (Nasdaq: CNFR). Additional information is available on the Company’s website at www.CNFRH.com. Definitions of Non-GAAP Measures Conifer prepares its public financial statements in conformity with accounting principles generally accepted in the United States of America (GAAP). Statutory data is prepared in accordance with statutory accounting rules as defined by the National Association of Insurance Commissioners' (NAIC) Accounting Practices and Procedures Manual, and therefore is not reconciled to GAAP data. We believe that investors’ understanding of Conifer’s performance is enhanced by our disclosure of adjusted operating income. Our method for calculating this measure may differ from that used by other companies and therefore comparability may be limited. We define adjusted operating income (loss), a non-GAAP measure, as net income (loss) allocable to common shareholders excluding net realized investment gains and losses, and other gains and losses, after-tax. We use adjusting operating income as an internal performance measure in the management of our operations because we believe it gives our management and other users of our financial information useful insight into our results of operations and our underlying business performance.

Conifer Holdings, Inc. Page 9 March 1, 2017 Reconciliations of adjusted operating income and adjusted operating income per share: Forward-Looking Statement This press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give current expectations or forecasts of future events or our future financial or operating performance, and include Conifer’s expectations regarding premiums, earnings, its capital position, expansion, and growth strategies. The forward-looking statements contained in this press release are based on management’s good-faith belief and reasonable judgment based on current information. The forward-looking statements are qualified by important factors, risks and uncertainties, many of which are beyond our control, that could cause our actual results to differ materially from those in the forward-looking statements, including those described in our form 10-K (“Item 1A Risk Factors”) filed with the SEC on March 15, 2016 and subsequent reports filed with or furnished to the SEC. Any forward-looking statement made by us in this report speaks only as of the date hereof or as of the date specified herein. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable laws or regulations. 2016 2015 2016 2015 (4,421)$ (2,304)$ (8,437)$ (476)$ Net realized gains and other gains (losses), net of tax 508 47 1,112 389 Tax effect of investment unrealized gains and losses (650) - - - Adjusted operating income (loss) allocable to common shareholders (4,279)$ (2,351)$ (9,549)$ (865)$ Weighted average common shares, diluted 7,632,390 7,644,492 7,618,588 5,369,960 Diluted income (loss) per common share: Net income (loss) allocable to common shareholders, per share (0.58)$ (0.30)$ (1.11)$ (0.09)$ Net realized gains and other gains (losses), net of tax, per share 0.07 0.01 0.15 0.07 Tax effect of investment unrealized gains and losses, per share (0.09) - - - Adjusted operating income (loss) allocable to common shareholders, per share (0.56)$ (0.31)$ (1.26)$ (0.16)$ Three Months Ended December 31, Year Ended December 31, (dollar in thousands, except share and per share amounts) Net income (loss) allocable to common shareholders

Conifer Holdings, Inc. Page 10 March 1, 2017 December 31, December 31, 2016 2015 (Unaudited) Investment securities: Fixed maturity securities, at fair value (amortized cost of $113,915 and 113,163$ 107,093$ $107,213, respectively) Equity securities, at fair value (cost of $4,283 and $3,341, respectively) 4,579$ 4,240 Short-term investments, at fair value 10,788 6,391 Total investments 128,530 117,724 Cash 12,493 12,703 Premiums and agents' balances receivable, net 24,538 18,010 Receivable from affiliate 1,751 1,792 Reinsurance recoverables on unpaid losses 6,658 5,405 Reinsurance recoverables on paid losses 840 1,639 Ceded unearned premiums 4,120 3,483 Deferred policy acquisition costs 13,290 12,102 Other assets 11,481 5,069 Total assets 203,701$ 177,927$ Liabilities: Unpaid losses and loss adjustment expenses 54,651$ 35,422$ Unearned premiums 58,126 47,916 Reinsurance premiums payable - 1,069 Senior debt 17,750 12,750 Accounts payable and accrued expenses 4,879 2,758 Other liabilities 501 750 Total liabilities 135,907 100,665 Commitments and contingencies - - Shareholders' equity: Common stock, no par value (100,000,000 shares authorized; 7,633,070 and 7,644,492 issued and outstanding, respectively) 80,342 80,111 Accumulated deficit (11,468) (3,031) Accumulated other comprehensive (loss) income (1,080) 182 Total shareholders' equity 67,794 77,262 Total liabilities and shareholders' equity 203,701$ 177,927$ Conifer Holdings, Inc. and Subsidiaries Consolidated Balance Sheets (In thousands, except share data) Assets Liabilities and Shareholders' Equity

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Conifer Holdings, Inc. and Subsidiaries
Consolidated Statements of Operations (Unaudited)
(In thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,	
	2016	2015	2016	2015
Revenue				
Premiums				
Gross earned premiums	$ 28,656	$ 23,013	$ 104,713	$ 89,216
Ceded earned premiums	(4,193)	(3,739)	(15,086)	(22,451)
Net earned premiums	24,463	19,274	89,627	66,765
Net investment income	548	442	2,173	1,902
Net realized investment gains	761	47	1,365	285
Other gains (losses)	(400)	-	(400)	104
Other income	287	175	1,118	1,667
Total revenue	25,659	19,938	93,883	70,723
Expenses				
Losses and loss adjustment expenses, net	18,181	11,523	59,003	38,882
Policy acquisition costs	6,997	6,344	25,280	16,183
Operating expenses	4,211	4,170	17,596	14,806
Interest expense	179	105	647	769
Total expenses	29,568	22,142	102,526	70,640
Income (loss) before equity earnings and income taxes	(3,909)	(2,204)	(8,643)	83
Equity earnings (losses) of affiliates, net of tax	18	(52)	129	(52)
Income tax (benefit) expense	530	48	(77)	48
Net income (loss)	(4,421)	(2,304)	(8,437)	(17)
Less net (loss) income attributable to noncontrolling interest	-	-	-	(81)
Net income (loss) attributable to Conifer	$ (4,421)	$ (2,304)	$ (8,437)	$ 64
Net income (loss) allocable to common shareholders	$ (4,421)	$ (2,304)	$ (8,437)	$ (476)
Earnings (loss) per common share, basic and diluted	$ (0.58)	$ (0.30)	$ (1.11)	$ (0.09)
Weighted average common shares outstanding, basic and diluted	7,632,390	7,644,492	7,618,588	5,369,960